Exhibit 99.3

RESERVE AND ECONOMIC EVALUATION

FIELDPOINT PETROLEUM CORPORATION

AS OF JANUARY 1, 2012

PREPARED FOR

RAY REAVES

FEBRUARY 14, 2012

FLETCHER LEWIS ENGINEERING, INC.

February 14, 2012

Fieldpoint Petroleum Corporation

Mr. Ray Reaves

1703 Edelweiss Dr.

Cedar Park, TX 78613

RE:	Reserve and Economic Evaluation
Fieldpoint Petroleum Corporation
SEC Case Economics
As of January 1, 2012

Mr. Reaves:

As requested, I have prepared the Reserve and Economic Evaluation of various oil and gas properties owned by Fieldpoint Petroleum Corporation as of January 1, 2012. These evaluations consist of sixty-four (64) properties located throughout Oklahoma and Hemphill County, Texas. Many of these properties contain numerous wells with Behind-Pipe completions, additional drilling development potential and additional waterflood reserves. This report contains seventy-four (74) evaluations consisting of sixty-four (64) Proved Developed Producing properties, eight (8) Behind-Pipe properties and two (2) Proved Undeveloped properties. The two Proved Undeveloped properties consist of three (3) increased density wells to be drilled.

FLETCHER LEWIS ENGINEERING, INC.

Fieldpoint Petroleum Corporation

SEC Case

The Future Net Reserves and Future Net Revenue of the evaluated Fieldpoint Petroleum Corporation interests as of January 1, 2012, are as follows:

	September 30,	September 30,	September 30,	September 30,
	NET OIL (BBLS)	NET GAS (MCF)	FUTURE NET REVENUE $	DISCOUNTED PRESENT WORTH 10% $

Proved Developed Producing	66,303	107,817	4,327,076	2,653,252
Behind-Pipe	114,138	373,000	8,672,234	3,948,321
Proved Undeveloped	13,753	11,287	1,057,363	479,144

Summary Proved	194,194	492,104	14,056,673	7,080,717

Following this report is a table listing the individual well or lease locations and the evaluated Working Interest and Net Revenue Interest. Following is a table listing the individual and summary Future Net Reserves and Future Net Revenue as of January 1, 2012. Also following this report are the individual production and economic projections of each of these wells and their summaries.

RESERVE CATEGORIES

The reserves were assigned as Producing, Possible and Probable. There may be some variation on the individual reserve entity but the aggregate of the reserves were multiple entities should adhere to the required probabilities.

FLETCHER LEWIS ENGINEERING, INC.

Fieldpoint Petroleum Corporation

SEC Case

The reserves are estimated and anticipated to be recovered from known accumulations from a given date forward. These are based on the analysis of drilling, geological, geophysical and engineering data with the use of established technology under specified economic conditions which are generally accepted as being reasonable.

Proved reserves are those reserves that can be estimated with a high degree of certainty to be recoverable. There is at least a 90% probability that the quantities actually recovered will equal or exceed the estimated Proved reserves.

Probable reserves are those additional reserves are less certain to be recovered than Proved reserves. There is at least a 50% probability that the quantity actually recovered will equal or exceed the sum of the estimated Probable reserves.

Possible reserves are those additional reserves that are less certain to be recovered than Probable reserves. There is at least 10% probability that the quantity actually recovered will equal or exceed the sum of the estimated Possible reserves.

RESERVE DETERMINATION

All of the evaluated properties are disbursed by Ram Operating Company, although only slightly more than half are operated. The public reported production for the wells are available through August 1, 2011, however there are many errors and inconsistencies in the public data. The Ram Operating Company properties have production histories available by the remittances through October 2011. The outside operated properties had production by the remittances through August 2011.

FLETCHER LEWIS ENGINEERING, INC.

Fieldpoint Petroleum Corporation

SEC Case

The Proved Developed Producing properties were assigned reserves by assigning the latest available production rates and then extrapolating each property’s historical production decline until its economic limit was reached.

The production data available through public services was often missing several months with a greater amount of errors in the more recent production. These public figures were compared to the volumes from the remittances, if the data did not agree the production histories were based on the remittance data. Beginning June 2011, the sales remittance volumes changed on many of the gas wells changed from total gas to a reduced process gas volume (usually 50%-75% of the total gas) with associated sales of plant products. If there was consistent public data to compare with the processed gas, the public reported data was used with a calculated gas price from the total sales and production. For those properties with reduced gas volumes and no reliable public production numbers, the decline was based on the reduced gas volumes but with a higher gas price incorporating the plant products as part of the gas price.

The Mount Gilcrease Unit has significant Behind-Pipe reserves located throughout the unit. Productive Calvin, Thurman, Earlsboro and Lower Booch sands are found in numerous wells; nineteen of these wells have been completed in these sands, although it should be noted that in these wellbores, additional Behind-Pipe sands still exist. Behind-Pipe Lower Booch reserves were assigned to twenty-five (25) of the remaining forty-

FLETCHER LEWIS ENGINEERING, INC.

Fieldpoint Petroleum Corporation

SEC Case

seven (47) wellbores on a ten acre tract basis and on ten (10) of the fifteen (15) wellbores for the Calvin, Thurman and Earlsboro sands on a 40 acre tract basis; utilizing the porosities, water saturation and feet of net pay exhibited in the well logs, a 90% gas recovery factor for the Calvin, Thurman and Earlsboro zones and a 20% recovery factor for the Booch zones. These wells were scheduled to be completed in 2015 to 2019. These Behind-Pipe reserves are presented in two evaluations.

An additional two Gilcrease zones have been found to be productive in a recent recompletion and these same two zones are Behind-Pipe on the Britt Lease. Reserves were determined volumetrically utilizing the average net pay; porosity and water saturation exhibited though the area and a 15% recovery factor with a ten acre drainage per Behind-Pipe well. It is estimated that there are two wells with Behind-Pipe Gilcrease intervals in this lease. Reserves were assigned using an average initial production rate and decline to produce the volumetric reserves of each well and the recompletions are scheduled for January 2014.

The Butler property has an additional well with Behind-Pipe Gilcrease, Booch, Thurman and Earlsboro reserves. Gas reserves were assigned the Thurman and Earlsboro on a 40 acre basis utilizing the exhibited net pays, porosities and water saturations and utilizing a 90% recovery factor and oil reserves for the Gilcrease and Booch on a ten acre basis utilizing a 20% recovery factor. This recompletion was scheduled for January 2014. There is also an additional drilling location to be completed in the Gilcrease, Booch and Senora formations that was assigned Proved Undeveloped reserves. Reserves were determined volumetrically and by offset analogous production.

FLETCHER LEWIS ENGINEERING, INC.

Fieldpoint Petroleum Corporation

SEC Case

The Nan #1—30 has Behind-Pipe Booch and Thurman and the Nan #2—30 has Behind-Pipe Thurman. The Nan #1—30 was scheduled to complete the Behind-Pipe zones in January 2013, and the Nan #2—30 was scheduled to complete the Behind—Pipe zone in April 2013.

The Provence A lease has six Behind-Pipe Cromwell zones which are scheduled to be recompleted in July 2013, 2014 and 2015. There are also an additional two drilling locations which were scheduled to be drilled July 2013 and were assigned Proved Undeveloped reserves. These reserves were assigned based on analogous production.

Reserve estimates are only as reliable as the amount and quality of data that is available. The reserves assigned were developed with accepted engineering and evaluation principles, and are believed to be reasonable; however, the reserves should be accepted with the understanding that additional information subsequent to the date of this report might require their revision.

ECONOMIC ANALYSIS

The SEC rules require an average oil and gas price to be used that is derived from the first of the month oil and gas spot market prices as of the first of the month beginning in January through December 2011. The average posted price used was $89.75 per barrel and $3.93 per MCF. The individual first of the month prices and average prices are as follows:

FLETCHER LEWIS ENGINEERING, INC.

Fieldpoint Petroleum Corporation

SEC Case

	September 30,	September 30,
	OIL PRICE	GAS PRICE

JAN 1, 2011	$85.70	$4.10
FEB 1, 2011	$85.09	$4.31
MAR 1, 2011	$93.96	$3.66
APR 1, 2011	$102.30	$4.13
MAY 1, 2011	$108.38	$4.15
JUN 1, 2011	$94.70	$4.12
JUL 1, 2011	$89.33	$4.20
AUG 1, 2011	$89.29	$4.21
SEP 1, 2011	$83.33	$3.78
OCT 1, 2011	$73.60	$3.66
NOV 1, 2011	$77.30	$3.45
DEC 1, 2011	$94.01	$3.39
AVERAGE	$89.75	$3.93

The monthly oil price actually received was $3.44 per barrel above the posted prices and an oil price of $93.19 was used for these properties. This price was held constant for the life of the evaluation.

This average posted gas price was then adjusted by the individual remittances (differential) to assign the average price for each well. Plant products were incorporated into the gas price. For those properties in which only the processed gas volumes were available, incorporating the plant products resulted in high gas prices. These gas prices were held constant for the life of this evaluation.

FLETCHER LEWIS ENGINEERING, INC.

Fieldpoint Petroleum Corporation

SEC Case

Operating expenses were examined and the average historical operating expenses were calculated for each property utilizing Joint Interest Billings supplied to Fieldpoint Petroleum. The Behind-Pipe and Proved Undeveloped properties were assigned operating expenses typical to the formation and area. These operating expenses were held constant throughout the life of the evaluation.

The estimated costs for completing the Behind-Pipe zones in the Mount Gilcrease Unit are $15,000.00 per Lower Booch completion and $15,000.00 per well for the shallower gas completions (the shallower completions will require additional cementing costs) for a single zone completion. The estimated costs for to recomplete the Nan #1 is $18,000.00 and the Nan #2 is $55,000.00. The Butler Behind-Pipe completion is $25,000.00, with $60,000.00 to drill the additional well. The Provence A Behind-Pipe recompletion costs are $15,000.00 per well with $35,000.00 to drill and complete each of the two proposed wells.

Applicable Severance and Ad Valorum Taxes have been considered in the economic evaluations. No consideration has been given to depreciation or Federal or State Income Taxes. Also, no future value was given for salvage equipment nor future costs to plug or abandon these wells (in most cases the salvage value is equal to plugging costs), for this evaluation.

FLETCHER LEWIS ENGINEERING, INC.

Fieldpoint Petroleum Corporation

SEC Case

GENERAL

In evaluating the information available for this appraisal only the engineering data was evaluated with no potential legal or accounting considerations. The conclusions expressed were derived using accepted and sound engineering methods; however, inherent uncertainties in interpretations of engineering data do exist and the conclusions represent only informed professional judgment.

The basic data and computations are not in this report, but are available for inspection and study by authorized parties. Should any additional information be required, please do not hesitate to call.

Sincerely,

Fletcher Lewis, P.E.

Fieldpoint - report 2012 sec

GENERAL INFORMATION

FIELDPOINT PETROLEUM CORPORATION PROPERTIES

	September 30,	September 30,	September 30,	September 30,	September 30,
WELL NAME	LOCATION	COUNTY	WORKING INTEREST %	NET REVENUE INTEREST %

ALEXANDER #1-3	3 B&B SUR	HEMPHILL	0.0585	0.0180
BARGER #1-11	11-9N-11W	CADDO	0.1953	0.1587
BARGER #2-1 1	11-9N-11W	CADDO	0.1953	0.1485
BARROW #1-31	31-10N-11W	CADDO	0.0974	0.0842
BARROW #2-31	31-10N-11W	CADDO	0.3896	0.3367

BRITT LEASE	20-4N-7E	PONTOTOC	25.0000	18.5797
BRITT 10 LEASE	20-4N-7E	PONTOTOC	25.0000	20.3125
LOWINDA BROWN #6-8	7-1N-8E	COAL	21.8750	9.5703	OIL
				19.5703	GAS

BUTLER LEASE	30-5N-8E	PONTOTOC	25.0000	20.9003
CHANUTE LEASE	36-5N-7E	PONTOTOC	25.0000	21.8750
CITY OF ARDMORE #1-3	3-5S-2E	CARTER	0.8536	0.6651
DEVAUGHAN #1-31	31-10N-11W	CADDO	0.3896	0.3367
DIAMOND LEASE	30- 5N- 8E	PONTOTOC	25.0000	20.8840
ECKROAT #1-15		OKLAHOMA	16.7637	13.4109
FRANK EDGE #1-11	11-9N-11W	CADDO	0.1953	0.1587
IDA EDGE #1-11	11-9N-11W	CADDO	0.1953	0.1587
FOLMAR #1-27	27-12N-2W	OKLAHOMA	17.1875	14.9274
DORA HELMS #3-2	2-1N-7E	OKLAHOMA	18.8423	15.7478
DORA HELMS #4-2	2-1N-7E	PONTOTOC	18.8423	17.1831
HENDRICKS #1-15	15-6N-9W	CADDO	0.1094	0.0634
HENDRICKS TRUST #1-27	27-12N-2W	OKLAHOMA	25.0000	20.3125
IDA HOLLIE #1-20	20-7N-23E	LEFLORE	0.5207	0.4232
IDA HOLLIE #2-20	20-7N-23E	LEFLORE	0.5207	0.4232
				9.5704	OIL
E E HOUSE #1-12	12-1N-7E	PONTOTOC	21.8750	19.1407	GAS
E E HOUSE #10-12	12-1N-7E	PONTOTOC	21.8750	9.5704	OIL

				21.8750	GAS
JESSIE #1-24	24-12N-13W	CADDO	0.4035	0.3531
JESSIE TOWNSITE #1-2	2-1N-7E	PONTOTOC	18.8064	17.0021
KOLB #1-15	15-12N-2W	OKLAHOMA	21.8750	17.7734

fieldpoint 2011 - TABLESGENERAL

GENERAL INFORMATION

FIELDPOINT PETROLEUM CORPORATION PROPERTIES

	September 30,	September 30,	September 30,	September 30,	September 30,
WELL NAME	LOCATION	COUNTY	WORKING INTEREST %	NET REVENUE INTEREST %

LEWIS #1-11	11-5N-2W	MCCLAIN	11.2386	9.6085
LIVELY #1-6	6-5N-20E	LATIMER	0.3906	0.2930
MCBRIDE #1-8	8-9N-11W	CADDO	0.0977	0.0794
MCCURTAIN #1-1	1-1N-7E	PONTOTOC	20.5625	17.9922
MCDONALD LEASE	19-5N-8E	PONTOTOC	25.0000	21.8750
MCINTOSH #1-11	11-4N-9W	COMANCHE	0.1297	0.0979
MOONEY #1-29	29-6N-2W	MCCLAIN	17.1875	13.6211
MOUNT GILCREASE #3-12	36-5N-7E	PONTOTOC	25.0000	21.8750
MOUNT GILCREASE #8-6	36-5N-7E	PONTOTOC	25.0000	21.8750
MOUNT GILCREASE #8-9	36-5N-7E	PONTOTOC	25.0000	21.8750
MOUNT GILCREASE UNIT	25,26&35-5N-7E	PONTOTOC	25.0000	21.7707
MUSE #1-33	33-2N-7E	PONTOTOC	6.2500	5.4688
NAN #1-30	30-5N-8E	PONTOTOC	25.0000	19.8242
NAN #2-30	30-5N-8E	PONTOTOC	25.0000	19.8242
NORTHEAST FITTS UNIT	22 & 23-2N-7E	PONTOTOC	0.0009	.00075
PARMENTER #2-4	4-18N-15W	DEWEY	2.8438	2.2395
K O PAYNE #1-10	10-17N-12W	BLAINE	1.1349	0.9431
PETTYJOHN B	1-1N-7E	PONTOTOC	25.0000	20.5078
CE PETTYJOHN	1-1N-7E	PONTOTOC	25.0000	20.5078
GLADYS PETTYJOHN	1-1N-7E	PONTOTOC	25.0000	21.0937
POLLARD #2-31	31-19N-4W	LOGAN	4.5921	3.7411
POWELL D #1-22	22-7N-8W	GRADY	3.1250	2.5000
PROVENCE #1-2	2-1N-7E	PONTOTOC	25.0000	20.8733
PROVENCE A LEASE	2-1N-7E	PONTOTOC	25.0000	20.8733
ROSSER #1-31	31-10N-11W	CADDO	0.0974	0.0842
ROZIE #1-31	31-10N-11W	CADDO	0.0974	0.0760
SANDY A #1-8	8-1N-8E	COAL	4.9781	4.0771
SHAW #1-11	11-9N-11W	CADDO	0.1953	0.1587
R W SIMPSON #1-12	12-1N-7E	PONTOTOC	21.8750	19.1407
TEX #1-14	14-4N-16E	PITTSBURG	0.8203	0.6768

fieldpoint 2011 - TABLESGENERAL

GENERAL INFORMATION

FIELDPOINT PETROLEUM CORPORATION PROPERTIES

	September 30,	September 30,	September 30,	September 30,	September 30,
WELL NAME	LOCATION	COUNTY	WORKING INTEREST %	NET REVENUE INTEREST %

THOMAS #1-20	20-2N-7E	PONTOTOC	21.8750	18.8241
GEORGE THOMPSON #1-1	1-1N-7E	PONTOTOC	15.1563	12.3145
PHARR THOMPSON #1-2	2-1N-7E	PONTOTOC	5.6989	4.9680
THOMPSON HEIRS #4 & 5-1	1-1N-7E	PONTOTOC	17.5938	15.0108
TROGDEN #1-15	15-6N-9W	CADDO	0.0936	0.0708
VIRGINIA #1-31	31-10N-11W	CADDO	0.0974	0.0676

fieldpoint 2011 - TABLESGENERAL

RESERVE AND ECONOMIC EVALUATION

FIELDPOINT PETROLEUM CORPORATION

AS OF JANUARY 1, 2012

	September 30,	September 30,	September 30,	September 30,	September 30,
NAME	STATUS	NET OIL BBLS	NET GAS MCF	FUTURE NET CASHFLOW	DISCOUNTED 10% $

ALEXANDER #1-3	PDP	0	0	0	0
BARGER #1-11	PDP	4	238	644	470
BARGER #2-11	PDP	10	72	527	408
BARROW #1-31	PDP	5	314	1,007	720
BARROW #2-31	PDP	6	485	1,365	1,065
BRITT LEASE	PDP	0	0	0	0
BRITT LEASE	BHP	6,799	0	541,004	278,160
BRITT 10 LEASE	PDP	0	0	0	0
LOWINDA BROWN #6-8	PDP	562	6,144	24,764	19,712
BUTLER LEASE	PDP	164	316	2,799	2,534
	BHP	564	61,238	111,878	78,523
	PUD	9,405	11,287	766,419	307,632
CHANUTE LEASE	PDP	1,993	0	109,133	67,283
CITY OF ARDMORE #1-3	PDP	0	1,081	1,204	1,035
DEVAUGHAN #1-31	PDP	6	313	954	796
DIAMOND LEASE	PDP	19,952	0	1,378,232	830,900
ECKROAT #1-15	PDP	0	0	0	0
FRANK EDGE #1-11	PDP	3	53	107	94
IDA EDGE #1-11	PDP	8	323	1,136	817
FOLMAR #1-27	PDP	4,813	0	344,502	202,328
DORA HELMS #3-2	PDP	203	3,154	26,187	17,961
DORA HELMS #4-2	PDP	0	3,433	18,923	13,026
HENDRICKS #1-15	PDP	0	53	44	40
HENDRICKS TRUST #1-27	PDP	0	0	0	0
IDA HOLLIE #1-20	PDP	0	1,321	2,855	2,357
IDA HOLLIE #2-20	PDP	0	0	0	0
E E HOUSE #1-12	PDP	0	364	172	164
E E HOUSE #10-12	PDP	0	12,855	72,186	44,978
JESSIE #1-24	PDP	0	503	550	451
JESSIE TOWNSITE #1-2	PDP	5,093	0	388,438	218,261
KOLB #1-15	PDP	0	0	0	0
LEWIS #1-11	PDP	565	20,341	104,451	52,760

fieldpoint 2012 - TABLES

1

RESERVE AND ECONOMIC EVALUATION

FIELDPOINT PETROLEUM CORPORATION

AS OF JANUARY 1, 2012

	September 30,	September 30,	September 30,	September 30,	September 30,
NAME	STATUS	NET OIL BBLS	NET GAS MCF	FUTURE NET CASHFLOW	DISCOUNTED 10% $

LIVELY #1-6	PDP	0	639	1,217	1,037
MCBRIDE #1-8	PDP	0	0	0	0
MCCURTAIN #1-1	PDP	12	3	37	37
MCDONALD LEASE	PDP	0	0	0	0
	BHP	6,264	16,615	510,525	308,956
MCINTOSH #1-11	PDP	0	72	78	72
MOONEY #1-29	PDP	1,581	0	88,325	47,228
MOUNT GILCREASE #3-12	PDP	0	32,584	28,413	19,864
MOUNT GILCREASE #8-6	PDP	0	0	0	0
MOUNT GILCREASE #8-9	PDP	0	0	0	0
MOUNT GILCREASE UNIT	PDP	12,211	0	384,068	306,650
	BHP	0	276,228	310,865	210,854
	BHP	84,869	0	6,113,026	2,432,059
MUSE #1-33	PDP	1,068	0	73,483	40,049
NAN #1-30	PDP	1,010	0	36,595	26,612
	BHP	0	18,919	11,764	9,470
NAN #2-30	BHP	2,974	0	229,259	158,149
NORTHEAST FITTS UNIT	PDP	79	0	2,887	2,417
PARMENTER #2-4	PDP	8	967	2,551	1,898
K O PAYNE #1-10	PDP	0	0	0	0
PETTYJOHN B	PDP	0	0	0	0
CE PETTYJOHN	PDP	208	7,711	17,511	13,545
GLADYS PETTYJOHN	PDP	0	0	0	0
POLLARD #2-31	PDP	139	2,893	16,403	10,004
POWELL D #1-22	PDP	0	2,323	3,792	2,990
PROVENCE #1-2	PDP	0	0	0	0
PROVENCE A LEASE	PDP	0	4,700	3,234	2,757
	BHP	12,668	0	843,913	472,150
	PUD	4,348	0	290,944	171,512
ROSSER #1-31	PDP	1	114	295	227
ROZIE #1-31	PDP	2	343	823	600
SANDY A #1-8	PDP	0	0	0	0

fieldpoint 2012 - TABLES

2

RESERVE AND ECONOMIC EVALUATION

FIELDPOINT PETROLEUM CORPORATION

AS OF JANUARY 1, 2012

	September 30,	September 30,	September 30,	September 30,	September 30,
NAME	STATUS	NET OIL BBLS	NET GAS MCF	FUTURE NET CASHFLOW	DISCOUNTED 10% $

SHAW #1-11	PDP	0	0	0	0
R W SIMPSON #1-12	PDP	0	0	0	0
TEX #1-14	PDP	0	2,340	2,442	1,721
THOMAS #1-20	PDP	11,068	0	829,032	486,052
GEORGE THOMPSON #1-1	PDP	2,918	0	200,803	109,748
PHARR THOMPSON #1-2	PDP	164	1,496	12,663	8,104
THOMPSON HEIRS #4 & 5-1	PDP	2,441	0	141,774	93,106
TROGDEN #1-15	PDP	0	62	24	19
VIRGINIA #1-31	PDP	2	208	446	356

PROVED DEVELOPED PRODUCING		66,303	107,817	4,327,076	2,653,252
BEHIND-PIPE		114,138	373,000	8,672,234	3,948,321
PROVED UNDEVELOPED		13,753	11,287	1,057,363	479,144

SUMMARY PROVED		194,194	492,104	14,056,673	7,080,717

fieldpoint 2012 - TABLES

3

AS OF JAN 1, 2012 Run Date 2/14/2012 22:11	RESERVES AND ECONOMICS

INTERESTS AND DATE FIRST EFFECTIVE	SUMMARY
COST LIQUID GAS DATE		PRESENT WORTH M$
		5.000	9660.665
		10.000	7080.717
		15.000	5452.294
		20.000	4362.875
		25.000	3599.043

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	WELL	COUNT	API	BASE	TRANS.	PROD.	ADVAL	PRICES			CF/BBL	GROSS	RESERVES		% GROSS
	GROSS	NET	OR BTU	PRICE	CHARGE	TAXES	TAXES	BEGIN	ENDING	LIFE WT	BL/MMCF	CUMULATIVE	REMAINING	ULTIMATE	REMAINING
OIL	155.	33.29						93.19	93.19	93.19	5315.	7863.72	1071.50	8935.21	11.99%	OIL
GAS	36.	4.03						4.45	3.11	2.26	188.	73221.06	5953.77	79174.83	7.52%	GAS
COND	0.	0.00						93.19	93.19	93.19	0.	374.54	48.67	423.21	11.50%	COND

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
YEAR	GROSS WELL COUNT WELLS/MO	GROSS OIL + COND PROD MBBLS	GROSS GAS PRODUCTION MMCF	NET OIL COND PROD MBBLS	NET GAS PRODUCTION MMCF	EFF OIL & COND PRICE $/BBL	EFFECTIVE GAS PRICE $/MCF	OIL + COND SALES M$	GAS SALES M$	TOTAL SALES M$
2012	106.000	72.313	750.030	7.586	13.967	93.190	4.457	706.920	62.246	769.165
2013	112.000	73.032	717.547	8.714	25.372	93.190	2.898	812.076	73.536	885.612
2014	118.000	80.111	638.446	11.004	37.000	93.190	2.386	1025.418	88.294	1113.712
2015	128.000	82.961	1111.871	12.404	158.014	93.190	1.771	1155.922	279.776	1435.699
2016	135.000	85.614	915.235	13.756	126.604	93.190	1.797	1281.921	227.460	1509.380
2017	139.000	86.304	495.826	14.522	48.477	93.190	2.047	1353.304	99.242	1452.546
2018	139.000	81.961	343.716	15.406	26.784	93.190	2.329	1435.657	62.381	1498.038
2019	131.000	79.518	223.946	15.774	11.600	93.190	3.134	1469.946	36.350	1506.296
2020	75.000	68.901	192.363	13.633	9.535	93.190	3.259	1270.493	31.071	1301.563
2021	73.000	60.511	149.126	11.989	5.984	93.190	3.771	1117.232	22.563	1139.794
2022	66.000	52.784	108.015	10.530	4.627	93.190	4.142	981.284	19.166	1000.451
2023	66.000	45.789	94.344	9.121	4.087	93.190	4.258	849.961	17.405	867.366
2024	63.000	38.860	66.818	7.745	3.408	93.190	4.520	721.797	15.406	737.202
2025	59.000	33.879	26.380	6.791	3.038	93.190	4.563	632.860	13.859	646.719
2026	58.000	29.737	16.832	5.961	2.250	93.190	4.887	555.506	10.995	566.501
SUB TOTAL	139.000	972.275	5850.495	164.935	480.747	93.190	2.204	15370.295	1059.750	16430.046
REMAINDER	55.000	147.888	103.271	29.259	11.357	93.190	4.777	2726.646	54.248	2780.895
TOT 34.6 YR	139.000	1120.163	5953.766	194.194	492.104	93.190	2.264	18096.942	1113.999	19210.940

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
YEAR	EFFECTIVE WPT TAX M$	NET TOTAL PROD TAXES M$	DIR OPR EXP ADVAL TAX M$	TOT OPR EXP + TAXES M$	OPERATING REVENUE M$	TOT INVEST TANG+INTANG M$	NET CASHFLOW M$	CUM NET CASHFLOW M$	NET C.F. DISC © 10.0 M$	CUM C.F. DISC © 10.0 M$
2012	0.000	55.377	154.500	209.876	559.289	0.000	559.289	559.289	532.254	532.254
2013	0.000	63.697	161.427	225.124	660.488	49.250	611.238	1170.527	525.300	1057.554
2014	0.000	80.127	177.623	257.750	855.962	36.250	819.712	1990.239	642.725	1700.279
2015	0.000	103.303	201.713	305.016	1130.683	48.750	1081.933	3072.172	770.435	2470.714
2016	0.000	108.607	221.092	329.698	1179.682	33.750	1145.932	4218.104	743.771	3214.484
2017	0.000	104.498	227.881	332.379	1120.167	18.750	1101.417	5319.521	649.243	3863.728
2018	0.000	107.783	233.039	340.822	1157.216	18.750	1138.466	6457.988	609.907	4473.635
2019	0.000	108.385	225.907	334.292	1172.004	18.750	1153.254	7611.242	562.237	5035.872
2020	0.000	93.656	137.903	231.559	1070.004	0.000	1070.004	8681.246	474.825	5510.697
2021	0.000	82.013	131.068	213.081	926.714	0.000	926.714	9607.960	373.844	5884.542
2022	0.000	71.973	129.635	201.608	798.842	0.000	798.842	10406.802	292.910	6177.451
2023	0.000	62.398	127.988	190.386	676.980	0.000	676.980	11083.782	225.758	6403.210
2024	0.000	53.035	120.739	173.774	563.429	0.000	563.429	11647.210	170.740	6573.949
2025	0.000	46.524	119.973	166.497	480.222	0.000	480.222	12127.432	132.307	6706.256
2026	0.000	40.761	118.043	158.804	407.697	0.000	407.697	12535.129	102.129	6808.386
SUB TOTAL	0.000	1182.136	2488.530	3670.667	12759.379	224.250	12535.129	12535.129	6808.386	6808.386
REMAINDER	0.000	200.088	1059.262	1259.350	1521.545	0.000	1521.545	14056.673	272.331	7080.717
TOT 34.6 YR	0.000	1382.224	3547.792	4930.017	14280.923	224.250	14056.673	14056.673	7080.717	7080.717

AS OF JAN 1, 2012 Run Date 2/14/2012 21:20	RESERVES AND ECONOMICS

INTERESTS AND DATE FIRST EFFECTIVE
COST LIQUID GAS DATE	SUMMARY PROVED DEVELOPED PRODUCING	PRESENT WORTH M$
		5.000	3291.514
		10.000	2653.252
		15.000	2227.703
		20.000	1926.247
		25.000	1702.434

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	WELL	COUNT	API	BASE	TRANS.	PROD.	ADVAL	PRICES			CF/BBL	GROSS	RESERVES		% GROSS
	GROSS	NET	OR BTU	PRICE	CHARGE	TAXES	TAXES	BEGIN	ENDING	LIFE WT	BL/MMCF	CUMULATIVE	REMAINING	ULTIMATE	REMAINING
OIL	115.	23.29						93.19	93.19	93.19	8013.	7863.72	470.87	8334.59	5.65%	OIL
GAS	25.	1.28						4.45	5.76	4.70	125.	73221.06	4162.98	77384.04	5.38%	GAS
COND	0.	0.00						93.19	93.19	93.19	0.	374.54	48.67	423.21	11.50%	COND

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
YEAR	GROSS WELL COUNT WELLS/MO	GROSS OIL COND PROD + MBBLS	GROSS GAS PRODUCTION MMCF	NET OIL COND PROD MBBLS	NET GAS PRODUCTION MMCF	EFF OIL & COND PRICE $/BBL	EFFECTIVE GAS PRICE $/MCF	OIL + COND SALES M$	GAS SALES M$	TOTAL SALES M$
2012	106.000	72.313	750.030	7.586	13.967	93.190	4.457	706.920	62.246	769.165
2013	104.000	64.592	652.690	6.976	12.312	93.190	4.350	650.112	53.554	703.666
2014	104.000	57.236	513.496	6.356	11.117	93.190	4.380	592.271	48.693	640.964
2015	101.000	50.853	427.662	5.756	10.001	93.190	4.427	536.395	44.277	580.672
2016	99.000	45.080	372.050	5.241	9.060	93.190	4.457	488.408	40.385	528.793
2017	98.000	40.296	305.897	4.784	7.588	93.190	4.550	445.820	34.522	480.342
2018	94.000	30.065	249.881	4.358	6.656	93.190	4.610	406.094	30.681	436.775
2019	91.000	24.404	196.942	3.974	5.958	93.190	4.652	370.304	27.718	398.022
2020	36.000	17.770	170.997	2.678	5.069	93.190	4.782	249.596	24.238	273.834
2021	34.000	15.880	139.073	2.433	3.884	93.190	4.982	226.708	19.350	246.058
2022	28.000	13.794	102.492	2.186	3.473	93.190	5.010	203.707	17.401	221.108
2023	28.000	12.240	89.996	1.945	3.178	93.190	5.039	181.229	16.014	197.244
2024	27.000	10.541	64.233	1.687	2.868	93.190	5.083	157.252	14.580	171.831
2025	23.000	9.109	23.924	1.496	2.525	93.190	5.179	139.419	13.074	152.493
2026	22.000	8.050	14.499	1.330	1.762	93.190	5.816	123.943	10.248	134.191
SUB TOTAL	106.000	472.223	4073.862	58.785	99.418	93.190	4.597	5478.177	456.981	5935.158
REMAINDER	19.000	47.319	89.120	7.518	8.399	93.190	5.920	700.602	49.723	750.325
TOT 34.6 YR	106.000	519.542	4162.982	66.303	107.817	93.190	4.700	6178.779	506.704	6685.483

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
YEAR	EFFECTIVE WPT TAX M$	NET TOTAL PROD TAXES M$	DIR OPR EXP ADVAL TAX M$	TOT OPR EXP + TAXES M$	OPERATING REVENUE M$	TOT INVEST TANG+INTANG M$	NET CASHFLOW M$	CUM NET CASHFLOW M$	NET C.F. DISC © 10.0 M$	CUM C.F. DISC © 10.0 M$
2012	0.000	55.377	154.500	209.876	559.289	0.000	559.289	559.289	532.254	532.254
2013	0.000	50.623	150.477	201.100	502.566	0.000	502.566	1061.855	434.383	966.637
2014	0.000	46.110	150.323	196.433	444.531	0.000	444.531	1506.386	349.294	1315.931
2015	0.000	41.791	147.113	188.904	391.768	0.000	391.768	1898.155	280.021	1595.952
2016	0.000	38.057	146.392	184.448	344.344	0.000	344.344	2242.499	223.777	1819.729
2017	0.000	34.546	144.081	178.627	301.715	0.000	301.715	2544.214	178.043	1997.772
2018	0.000	31.428	142.739	174.167	262.608	0.000	262.608	2806.822	140.994	2138.766
2019	0.000	28.646	142.107	170.753	227.269	0.000	227.269	3034.091	110.990	2249.756
2020	0.000	19.705	54.503	74.208	199.626	0.000	199.626	3233.717	88.576	2338.332
2021	0.000	17.702	49.268	66.970	179.088	0.000	179.088	3412.805	72.212	2410.544
2022	0.000	15.904	48.635	64.539	156.568	0.000	156.568	3569.373	57.397	2467.941
2023	0.000	14.179	48.588	62.767	134.477	0.000	134.477	3703.850	44.784	2512.725
2024	0.000	12.355	44.539	56.894	114.938	0.000	114.938	3818.787	34.800	2547.525
2025	0.000	10.969	43.773	54.742	97.751	0.000	97.751	3916.538	26.934	2574.459
2026	0.000	9.653	41.843	51.496	82.695	0.000	82.695	3999.233	20.707	2595.166
SUB TOTAL	0.000	427.044	1508.880	1935.925	3999.233	0.000	3999.233	3999.233	2595.166	2595.166
REMAINDER	0.000	53.995	368.487	422.482	327.843	0.000	327.843	4327.076	58.085	2653.252
TOT 34.6 YR	0.000	481.039	1877.367	2358.407	4327.076	0.000	4327.076	4327.076	2653.252	2653.252

AS OF JAN 1, 2012 Run Date 2/14/2012 22:8	RESERVES AND ECONOMICS

INTERESTS AND DATE FIRST EFFECTIVE
COST LIQUID GAS DATE	SUMMARY BEHIND-PIPE	PRESENT WORTH M$
		5.000	5683.713
		10.000	3948.321
		15.000	2870.419
		20.000	2163.743
		25.000	1679.658

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	WELL	COUNT	API	BASE	TRANS.	PROD.	ADVAL	PRICES			CF/BBL	GROSS	RESERVES		% GROSS
	GROSS	NET	OR BTU	PRICE	CHARGE	TAXES	TAXES	BEGIN	ENDING	LIFE WT	BL/MMCF	CUMULATIVE	REMAINING	ULTIMATE	REMAINING
OIL	37.	9.25						0.00	93.19	93.19	3248.	0.00	534.80	534.80	100.00%	OIL
GAS	11.	2.75						0.00	1.59	1.58	308.	0.00	1736.78	1736.78	100.00%	GAS
COND	0.	0.00						0.00	0.00	0.00	0.	0.00	0.00	0.00	0.00%	COND

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
YEAR	GROSS WELL COUNT WELLS/MO	GROSS OIL + COND PROD MBBLS	GROSS GAS PRODUCTION MMCF	NET OIL COND PROD MBBLS	NET GAS PRODUCTION MMCF	EFF OIL & COND PRICE $/BBL	EFFECTIVE GAS PRICE $/MCF	OIL + COND SALES M$	GAS SALES M$	TOTAL SALES M$
2012	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
2013	6.000	6.712	64.857	1.377	13.060	93.190	1.530	128.323	19.982	148.304
2014	11.000	18.035	122.817	3.638	25.437	93.190	1.530	339.025	38.919	377.944
2015	24.000	26.084	680.105	5.389	147.155	93.190	1.591	502.201	234.186	736.387
2016	33.000	35.072	539.286	7.374	116.729	93.190	1.592	687.183	185.828	873.011
2017	38.000	41.041	186.225	8.700	40.115	93.190	1.584	810.753	63.536	874.289
2018	42.000	47.365	90.317	10.101	19.393	93.190	1.577	941.312	30.576	971.888
2019	37.000	50.970	23.662	10.934	4.944	93.190	1.530	1018.939	7.564	1026.504
2020	36.000	47.330	18.191	10.161	3.802	93.190	1.530	946.904	5.817	952.721
2021	36.000	41.136	7.037	8.826	1.470	93.190	1.530	822.495	2.249	824.744
2022	35.000	35.768	2.658	7.671	.555	93.190	1.530	714.860	.849	715.710
2023	35.000	30.571	1.627	6.554	.340	93.190	1.530	610.767	.520	611.287
2024	33.000	25.562	0.000	5.482	0.000	93.190	0.000	510.868	0.000	510.868
2025	33.000	22.211	0.000	4.760	0.000	93.190	0.000	443.584	0.000	443.584
2026	33.000	19.307	0.000	4.134	0.000	93.190	0.000	385.247	0.000	385.247
SUB TOTAL	42.000	447.164	1736.782	95.101	373.000	93.190	1.582	8862.462	590.026	9452.488
REMAINDER	33.000	87.632	0.000	19.037	0.000	93.190	0.000	1774.058	0.000	1774.058
TOT 26.6 YR	42.000	534.796	1736.782	114.138	373.000	93.190	1.582	10636.520	590.026	11226.546

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
YEAR	EFFECTIVE WPT TAX M$	NET TOTAL PROD TAXES M$	DIR OPR EXP ADVAL TAX M$	TOT OPR EXP + TAXES M$	OPERATING REVENUE M$	TOT INVEST TANG+INTANG M$	NET CASHFLOW M$	CUM NET CASHFLOW M$	NET C.F. DISC © 10.0 M$	CUM C.F. DISC © 10.0 M$
2012	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
2013	0.000	10.655	9.000	19.655	128.649	31.750	96.899	96.899	81.289	81.289
2014	0.000	27.191	22.200	49.391	328.553	21.250	307.303	404.202	240.556	321.845
2015	0.000	52.981	48.300	101.281	635.106	48.750	586.356	990.559	416.300	738.146
2016	0.000	62.809	68.400	131.209	741.802	33.750	708.052	1698.611	459.249	1197.394
2017	0.000	62.909	77.500	140.409	733.880	18.750	715.130	2413.740	421.286	1618.681
2018	0.000	69.928	84.000	153.928	817.960	18.750	799.210	3212.950	427.799	2046.480
2019	0.000	73.857	77.500	151.357	875.147	18.750	856.397	4069.347	417.305	2463.785
2020	0.000	68.554	77.100	145.654	807.067	0.000	807.067	4876.414	358.166	2821.951
2021	0.000	59.346	75.500	134.846	689.898	0.000	689.898	5566.312	278.347	3100.298
2022	0.000	51.490	74.700	126.190	589.520	0.000	589.520	6155.831	216.170	3316.468
2023	0.000	43.985	73.100	117.085	494.202	0.000	494.202	6650.034	164.877	3481.346
2024	0.000	36.758	69.900	106.658	404.210	0.000	404.210	7054.243	122.522	3603.868
2025	0.000	31.914	69.900	101.814	341.770	0.000	341.770	7396.014	94.172	3698.041
2026	0.000	27.720	69.900	97.620	287.627	0.000	287.627	7683.641	72.060	3770.101
SUB TOTAL	0.000	680.097	897.000	1577.097	7875.391	191.750	7683.641	7683.641	3770.101	3770.101
REMAINDER	0.000	127.640	657.825	785.465	988.593	0.000	988.593	8672.234	178.221	3948.321
TOT 26.6 YR	0.000	807.737	1554.825	2362.562	8863.984	191.750	8672.234	8672.234	3948.321	3948.321

AS OF JAN 1, 2012 Run Date 2/14/2012 21:23	RESERVES AND ECONOMICS

INTERESTS AND DATE FIRST EFFECTIVE
COST LIQUID GAS DATE	SUMMARY PROVED UNDEVELOPED	PRESENT WORTH M$
		5.000	685.439
		10.000	479.144
		15.000	354.171
		20.000	272.885
		25.000	216.951

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	WELL	COUNT	API	BASE	TRANS.	PROD.	ADVAL	PRICES			CF/BBL	GROSS	RESERVES		% GROSS
	GROSS	NET	OR BTU	PRICE	CHARGE	TAXES	TAXES	BEGIN	ENDING	LIFE WT	BL/MMCF	CUMULATIVE	REMAINING	ULTIMATE	REMAINING
OIL	3.	.75						0.00	93.19	93.19	820.	0.00	65.82	65.82	100.00%	OIL
GAS	0.	0.00						0.00	1.53	1.53	1219.	0.00	54.00	54.00	100.00%	GAS
COND	0.	0.00						0.00	0.00	0.00	0.	0.00	0.00	0.00	0.00%	COND

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	GROSS	GROSS OIL +	GROSS GAS	NET OIL	NET GAS	EFF OIL &	EFFECTIVE	OIL + COND	GAS	TOTAL
	WELL COUNT	COND PROD	PRODUCTION	COND PROD	PRODUCTION	COND PRICE	GAS PRICE	SALES	SALES	SALES
YEAR	WELLS/MO	MBBLS	MMCF	MBBLS	MMCF	$/BBL	$/MCF	M$	M$	M$
2012	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
2013	2.000	1.728	0.000	.361	0.000	93.190	0.000	33.642	0.000	33.642
2014	3.000	4.840	2.133	1.010	.446	93.190	1.530	94.122	.682	94.804
2015	3.000	6.024	4.104	1.259	.858	93.190	1.530	117.326	1.313	118.639
2016	3.000	5.462	3.899	1.141	.815	93.190	1.530	106.330	1.247	107.577
2017	3.000	4.967	3.704	1.038	.774	93.190	1.530	96.731	1.184	97.915
2018	3.000	4.531	3.518	.947	.735	93.190	1.530	88.251	1.125	89.375
2019	3.000	4.144	3.342	.866	.698	93.190	1.530	80.703	1.068	81.770
2020	3.000	3.801	3.175	.794	.664	93.190	1.530	73.993	1.016	75.009
2021	3.000	3.495	3.016	.730	.630	93.190	1.530	68.029	.964	68.993
2022	3.000	3.222	2.865	.673	.599	93.190	1.530	62.717	.916	63.633
2023	3.000	2.978	2.721	.622	.569	93.190	1.530	57.964	.871	58.835
2024	3.000	2.757	2.585	.576	.540	93.190	1.530	53.677	.826	54.504
2025	3.000	2.559	2.456	.535	.513	93.190	1.530	49.857	.785	50.642
2026	3.000	2.380	2.333	.497	.488	93.190	1.530	46.315	.747	47.062
SUB TOTAL	3.000	52.888	39.851	11.049	8.329	93.190	1.530	1029.656	12.743	1042.400
REMAINDER	3.000	12.937	14.151	2.704	2.958	93.190	1.530	251.986	4.526	256.512
TOT 22.5 YR	3.000	65.825	54.002	13.753	11.287	93.190	1.530	1281.642	17.269	1298.911

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	EFFECTIVE	NET TOTAL	DIR OPR EXP	TOT OPR EXP	OPERATING	TOT INVEST	NET	CUM NET	NET C.F.	CUM C.F.
	WPT TAX	PROD TAXES	ADVAL TAX	+ TAXES	REVENUE	TANG+INTANG	CASHFLOW	CASHFLOW	DISC © 10.0	DISC © 10.0
YEAR	M$	M$	M$	M$	M$	M$	M$	M$	M$	M$
2012	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
2013	0.000	2.419	1.950	4.369	29.273	17.500	11.773	11.773	9.628	9.628
2014	0.000	6.826	5.100	11.926	82.878	15.000	67.878	79.651	52.875	62.503
2015	0.000	8.531	6.300	14.831	103.808	0.000	103.808	183.459	74.114	136.617
2016	0.000	7.741	6.300	14.041	93.536	0.000	93.536	276.995	60.745	197.361
2017	0.000	7.043	6.300	13.343	84.572	0.000	84.572	361.567	49.914	247.275
2018	0.000	6.427	6.300	12.727	76.648	0.000	76.648	438.215	41.114	288.389
2019	0.000	5.882	6.300	12.182	69.588	0.000	69.588	507.804	33.942	322.331
2020	0.000	5.397	6.300	11.697	63.312	0.000	63.312	571.116	28.084	350.415
2021	0.000	4.965	6.300	11.265	57.728	0.000	57.728	628.843	23.285	373.699
2022	0.000	4.579	6.300	10.879	52.754	0.000	52.754	681.598	19.343	393.042
2023	0.000	4.234	6.300	10.534	48.301	0.000	48.301	729.898	16.097	409.139
2024	0.000	3.922	6.300	10.222	44.282	0.000	44.282	774.180	13.417	422.556
2025	0.000	3.641	6.300	9.941	40.701	0.000	40.701	814.881	11.201	433.757
2026	0.000	3.388	6.300	9.688	37.374	0.000	37.374	852.255	9.362	443.119
SUB TOTAL	0.000	74.995	82.650	157.645	884.755	32.500	852.255	852.255	443.119	443.119
REMAINDER	0.000	18.453	32.950	51.403	205.108	0.000	205.108	1057.363	36.025	479.144
TOT 22.5 YR	0.000	93.448	115.600	209.048	1089.863	32.500	1057.363	1057.363	479.144	479.144